SUBSIDIARIES OF J & J SNACK FOODS CORP.

                                                   Place of
                                                 Incorporation

        J & J Snack Foods Investment Corp.          Delaware

        The ICEE Company                            Delaware

        J & J Snack Foods Corp. of California       California

        J & J Snack Foods Corp./Midwest             Illinois

        J & J Snack Foods Corp./Mia                 Pennsylvania

        J & J Snack Foods Corp. of Pennsylvania     Pennsylvania

        J & J Snack Foods Sales Corp.               New Jersey

        J & J Snack Foods Sales Corp. of Texas      Texas

        J & J Snack Foods Transport Corp.           New Jersey

        ICEE-Canada, Inc.                           Canada

        ICEE de Mexico, S.A. De C.V.                Mexico

        J & J Restaurant Group, Inc.                Pennsylvania

        Bakers Best Snack Food Corp.                Pennsylvania

        Pretzels, Inc.                              Texas

        Federal PBC Company                         Pennsylvania


















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